Exhibit 99

FOR IMMEDIATE RELEASE

February 16, 2016

THE EASTERN COMPANY ANNOUNCES INCREASE IN SIZE OF BOARD OF DIRECTORS
AND DIRECTORS TO BE NOMINATED FOR ELECTION AT 2016 ANNUAL MEETING

Naugatuck, CT–The Eastern Company (NASDAQ:EML) (the “Company”) announced today that its Board of Directors has unanimously voted to increase the size of the Board of Directors from five to six members, and to nominate Fred DiSanto for election at the 2016 Annual Meeting to fill the newly-created directorship.  Mr. DiSanto was recommended to the Board by GAMCO Investors, Inc., the Company’s largest shareholder.

Mr. DiSanto has been the Chief Executive Officer of The Ancora Group, a registered investment advisor, since January, 2006, and has been Chairman of the Board since December, 2014.  Mr. DiSanto was the former President and Chief Operating Officer of Maxus Investment Group from 1998 until December, 2000.  In January, 2001, Maxus was sold to Fifth Third Bank.  At Fifth Third Bank, Mr. DiSanto served as Executive Vice President and Manager of its Investment Advisors Division, overseeing Investment Management, Private Banking and Trust and Banking Services.  Mr. DiSanto is currently on the boards of Medical Mutual of Ohio, Case Western Reserve University, The Cleveland Film Commission, and WF Hann and Sons.

The Board of Directors also unanimously voted to nominate Charles Henry for reelection to the Board of Directors at the 2016 Annual Meeting.

At its January 13, 2016 meeting, the Board of Directors unanimously voted to declassify the Board of Directors and to elect directors by a majority of the votes cast at a meeting of the shareholders, subject to the approval of the shareholders at the 2016 Annual Meeting.  Currently, directors are elected by a plurality of the votes cast at a meeting.  If approved by the shareholders, the declassification of the Board will be adopted in a phased-in manner, starting at the 2017 Annual Meeting.  Each director who is elected at an annual meeting of shareholders to be held in 2017 or thereafter will be elected for a term of office of one year.

Because the declassification of the Board will not become effective until the 2017 Annual Meeting, Mr. DiSanto and Mr. Henry will be nominated for election at the 2016 Annual Meeting for a term of three years, expiring at the 2019 Annual Meeting.

James A. Mitarotonda, Chairman, stated “The actions that the Board of Directors has taken to declassify the Board of Directors, to provide for the election of directors by a majority of the votes cast, and to increase the size of the Board to add new independent directors are the result of the Board’s strong commitment to improving the Company’s corporate governance policies.  The Board will continue to review the Company’s governance policies to determine if any additional actions are advisable.”

About the Company

The Eastern Company is a 157-year-old manufacturer of industrial hardware, security products and metal castings.  It operates from 13 locations in the U.S., Canada, Mexico, Taiwan and China.  The diversity of the Company’s products helps it to respond to the changing requirements of a broad array of markets. More information on the Company can be found at www.easterncompany.com

Safe Harbor for Forward-Looking Statements
Statements in this document about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in the Company’s reports and filings with the U.S. Securities and Exchange Commission. The Company is not obligated to update or revise any forward-looking statements as a result of developments occurring after the date of this document.

The Eastern Company
August M. Vlak or John L. Sullivan III, 203-729-2255